Exhibit (a)(2)

INDEPENDENT BANK CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR NEW STOCK OPTIONS

DATED MARCH 1, 2010

ELECTION FORM/NOTICE OF WITHDRAWAL

(the "Election Form")

Please carefully read this Election Form, which you may use to:

(1)	Elect to exchange your Eligible Options; or

(2)	Withdraw an election you previously made.

We have provided you with two identical copies of this Election Form so that you may use one if you wish to withdraw a previously submitted election. You may wish to make additional copies of this Election Form for this purpose. Capitalized terms in this Election Form have the meaning set forth in the Offer to Exchange document transmitted with this Election Form.

To properly elect to (1) exchange your Eligible Options or (2) withdraw an election you previously made, Independent Bank Corporation ("IBC") must receive your Election Form before 11:59 p.m., Eastern Time, on the expiration date, which is currently March 29, 2010 (the "Expiration Date") (or if the Offer is extended, this Election Form must be received before the extended expiration date of the Offer).

You are not required to return this Election Form if you do not wish to participate in the Offer. If IBC does not receive an Election Form from you before the time the Offer expires, at 11:59 p.m., Eastern Time, on the Expiration Date, we will interpret this as your election not to participate in the Offer, and you will retain all of your outstanding options with their current terms and conditions. We will not contact you to confirm your election not to participate.

If you intend to submit this Election Form to (1) exchange your Eligible Options or (2) withdraw an election you previously made, you must complete, sign, and date page 5 of this Election Form and return the entire Election Form to us so that we receive it before the time the Offer expires, at 11:59 p.m., Eastern Time, on the Expiration Date. You may return the Election Form by overnight delivery, mail, fax or email as described below.

•

By Overnight Delivery or Mail. If you use overnight delivery or mail, we recommend that you use a delivery method that can be tracked by the delivery carrier. You may send your properly completed and signed and dated Election Form via overnight delivery or regular mail to:

Independent Bank Corporation

230 West Main Street

Ionia, MI 48846

Attn:  Mike Steele

•	By Fax. To submit the Election Form via fax, you may send the properly completed and signed and dated Election Form to the following:

Attn:  Mike Steele

Fax number:  616-527-5833

•	By Email. To submit the Election Form via email, you may scan the properly completed, signed, and dated Election Form into a pdf or similar file and email it to: Mike Steele at msteele@ibcp.com.

Your election to (1) exchange your Eligible Options or (2) withdraw an election you previously made will be effective only upon receipt by IBC. You are responsible for making sure that your Election Form is received by IBC before the deadline. You must allow for delivery time based on the method of delivery that you choose to ensure that IBC receives your Election Form before the time the Offer expires, at 11:59 p.m., Eastern Time, on the Expiration Date. Your Eligible Options will not be considered tendered and you will therefore not be able to exchange your Eligible Options unless and until IBC receives your properly completed, signed, and dated Election Form.

IBC will confirm receipt of an election or withdrawal of election after receipt. If you do not receive confirmation of receipt of your Election Form from IBC before the expiration date of the Offer, or if you submit your Election Form less than five business days before the Expiration Date, please telephone or email Mike Steele at 616-522-1783, or via email at msteele@ibcp.com, before the deadline in order to confirm whether your election or withdrawal of election has been received.

The latest dated Election Form received by IBC before the time the Offer expires, at 11:59 p.m., Eastern Time, on the Expiration Date, will control.

If you think the information regarding your Eligible Options set forth on page 5 is incorrect, or if you have any questions about the Offer, please telephone or email Mike Steele at 616-522-1783, or via email at msteele@ibcp.com.

When submitting this Election Form, please return the entire Election Form (pages 1 through 7).

INDEPENDENT BANK CORPORATION

OFFER TO EXCHANGE OUTSTANDING STOCK OPTIONS

FOR NEW STOCK OPTIONS

ELECTION FORM/NOTICE OF WITHDRAWAL

Agreement to Terms of Election

By signing below, I acknowledge and agree to the following:

I have received and reviewed the Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated March 1, 2010 (the "Offer to Exchange"), this Election Form, and the form of nonqualified stock option agreement applicable to me (the "Form Option Agreement"). I have read carefully, understand and agree to be bound by all the terms and conditions of the Offer as described in the Offer to Exchange and the Form Option Agreement, including the sections regarding the tax aspects and tax withholding consequences of participating in the Offer. Capitalized terms not defined in this Election Form have the meaning set forth in the Offer to Exchange.

I understand that my latest dated election received before expiration of the Offer will constitute a binding agreement between Independent Bank Corporation ("IBC") and me with respect to my Eligible Options that are accepted for cancellation and exchange by IBC.

By submitting this election, I elect to exchange or not exchange my Eligible Options, which are listed on page 5. By electing to exchange Eligible Options, I agree that any Eligible Options that I validly elect to exchange, if accepted for cancellation and exchange, will be cancelled and I will lose all my rights to purchase any shares under the exchanged Eligible Options. By electing to exchange my Eligible Options, I also agree that if my election is accepted, my election also constitutes my acceptance of New Options granted in exchange for the Eligible Options cancelled and my agreement to the terms and conditions set forth in the Form Option Agreement.

I understand that I am not required to tender my Eligible Options for exchange, and participation in the Offer is completely voluntary. However, if I elect to participate in the Offer, I must tender all of my Eligible Options. If I do not wish to participate in the Offer, no action is required on my part.

I understand that if I have previously submitted an Election Form and wish to withdraw my tendered options from the Offer, by signing and dating this Election Form and delivering it to IBC pursuant to the instructions above, I elect to exchange or not exchange the Eligible Options as listed on page 5 or else reject the Offer with respect to all my Eligible Options as I have indicated by checking the appropriate box on page 5 of this Election Form.

I understand that, if I do not elect to exchange my Eligible Options, I will not receive any New Options in exchange for such Eligible Options, and will continue to hold the Eligible Options, which will continue to be governed by the terms and conditions of the applicable existing stock option agreements between IBC and me.

IBC has advised me to consult with my own legal, accounting, and tax advisors as to the consequences of participating or not participating in this Offer before making any decision whether to participate.

I understand that participation in the Offer will not be construed as a right to my continued employment or service with IBC or any of its affiliates for any period, and that my employment or service can be terminated at any time by me or IBC (or one of IBC's affiliates, as applicable), with or without cause or notice unless otherwise required by applicable law, in accordance with the terms of my employment with IBC or any of its affiliates, and without additional severance payments except as otherwise required by law or contract. I understand that participation in the Offer will not alter or affect any provisions of my employment relationship with IBC or any of its affiliates (other than to the extent that New Options replace Eligible Options). I understand that the New Options to be granted in the Offer do not create any contractual or other right to receive any other future equity or cash compensation, payments, or benefits.

I understand that my right to participate in the Offer will terminate effective as of the date that I am no longer employed with IBC or an affiliate, as determined by IBC for purposes of the Offer.

I understand that IBC, subject to applicable law, may extend or amend the Offer and postpone its acceptance and cancellation of my Eligible Options that I tender for exchange. I understand that IBC may terminate the Offer if any of the conditions specified in Section C.9 of the Offer to Exchange occurs. In such event, I understand that my Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that by accepting the Offer, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, IBC and its subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the Offer and the IBC Long-Term Incentive Plan ("LTIP").

I understand that my elections and agreements will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors, and assigns.

IBC DOES NOT VIEW THE CERTIFICATION MADE BY OPTION HOLDERS

THAT THEY HAVE READ THE OFFERING MATERIALS AS A WAIVER OF LIABILITY AND

PROMISES NOT TO ASSERT THAT THE PROVISION CONSTITUTES A WAIVER OF LIABILITY.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR NEW STOCK OPTIONS DATED MARCH 1, 2010

ELECTION FORM/NOTICE OF WITHDRAWAL

When submitting this Election Form, please return the entire Election Form (pages 1 through 7).

Employee:

Eligible Options					Exchange Ratio	New Options
Type[1]	Grant Date	Expiration Date	Exercise Price	# of Shares Subject to Eligible Option		Type[1]	# of Shares Subject to New Option[2]

1  ISO stands for Incentive Stock Option, and NQSO stands for Non-Qualified Stock Option.  All New Options granted will be Non-Qualified Stock Options.  See Section C.8 of the Offer to Exchange for more information.

2  Please note that IBC will not issue any fractional New Options. The applicable amounts in this column have been rounded down to the nearest whole number of shares.

☐        I elect to exchange all of the Eligible Options listed above for New Options, pursuant to the terms and conditions set forth in the Offer to Exchange and this Election Form.

☐        I elect not to exchange my Eligible Options for New Options.  If I have previously submitted an Election Form in which I elected to exchange my Eligible Options (by checking the box above), I wish to withdraw such election.

Employee Signature                                                                            Date

Employee Name Printed

INSTRUCTIONS AND AGREEMENTS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.                   Defined Terms. All terms used in this Election Form but not defined have the meaning given to them in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated March 1, 2010 (the "Offer to Exchange"). References in this Election Form to "IBC," "we," "us," "our" and "ours" mean Independent Bank Corporation and its affiliates.

2.                   Expiration Date. The Offer and any rights to exchange your Eligible Options or withdraw an election you previously made will expire at 11:59 p.m., Eastern Time, on March 29, 2010 (or on a later date if we extend the Offer) (the "Expiration Date").

3.                   Delivery of Election Form. If you intend to tender your Eligible Options under the Offer, you must complete, sign and date a copy of this Election Form on page 5 and return it to IBC by overnight delivery, mail, email or fax, so that IBC receives it before 11:59 p.m., Eastern Time, on the Expiration Date. Any Election Form received after that time will not be accepted.

4.                   Withdrawal of Election. If you tendered your Eligible Options and would like to withdraw your tendered Eligible Options, you must deliver to IBC a properly completed and signed and dated Election Form indicating that you wish to withdraw your election by selecting the appropriate box on page 5.  Withdrawals may not be rescinded, and any Eligible Options withdrawn from the Offer will thereafter be deemed not properly tendered for purposes of the Offer, unless you submit a new Election Form before the Expiration Date by following the procedures described in this Election Form. The tender of your Eligible Options pursuant to the Offer may be withdrawn at any time prior to the expiration of the Offer. Upon the receipt of a properly completed, signed, and dated Election Form, any previously submitted Election Form with an earlier date will be disregarded and will be considered replaced in full by the new election. You will be bound by the latest dated, properly submitted Election Form received by IBC prior to 11:59 p.m., Eastern Time, on the Expiration Date. If the Offer is extended by IBC beyond that time, you may change or withdraw your election at any time until the extended expiration date of the Offer.

5.                   Signatures on this Election Form. If this Election Form is signed by the option holder, the signature must correspond with the name as written on the face of the stock option agreement(s) to which the options are subject. If your name has been legally changed and you have not previously notified our human resources department, please do so immediately. The signature must correspond to your name as reflected in our employment records.

                If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, that person's full title must be identified on the Election Form, and proper evidence satisfactory to us of the authority of that person so to act must be submitted with this Election Form.

                By signing the Election Form, you are representing to IBC that you have full authority to tender any Eligible Options that may have been transferred pursuant to your stock option agreement.

6.                   Requests for Assistance or Additional Copies. If you have any questions or need assistance, or would like to request additional copies of the Offer to Exchange or this Election Form, please telephone Mike Steele at 616-522-1783 or by email at msteele@ibcp.com.  All copies will be furnished promptly at IBC's expense.

7.                   Irregularities. All questions as to the number of Eligible Options to be accepted for exchange and the number of New Options to be granted, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any options elected to be exchanged will be determined by IBC. IBC reserves the right to waive any of the conditions of the Offer and any defect or irregularity in any Election Form, and IBC's interpretation of the terms of the Offer (including these instructions) will be given the maximum deference permitted by law. Neither IBC nor any other person is or will be obligated to give notice of any defects or irregularities in the election to exchange options, and no person will incur any liability for failure to give any such notice.

8.                   Additional Documents to Read. You should be sure to read the Offer to Exchange, this Election Form, and the Form Option Agreement before deciding to participate in the Offer.

9.                   Important Tax Information. You should consult your own tax advisor and refer to Section C.8 of the Offer to Exchange, which contains important tax information.

10.                Governing Law and Documents. This Election Form is governed by, and subject to, United States federal law and Michigan state law, as well as the terms and conditions set forth in the Offer to Exchange. For purposes of litigating any dispute that arises under this Election Form, the parties submit to and consent to the exclusive jurisdiction of the State of Michigan and agree that such litigation shall be conducted in the courts of the State of Michigan, or the federal courts for the United States for the Western District of Michigan, where this Offer is made and/or to be performed. IBC will determine, in its discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options and any elections. IBC's determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.